                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                   F O R M 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



                                 Date of Report
                                January 20, 1999
                                ----------------

                             Solo Serve Corporation
                             ----------------------
             (Exact name of registrant as specified in its charter)


                                    Delaware
                                    --------
                 (State or other jurisdiction of incorporation)



0-19994                                                           74-2048057
-------                                                           ----------
(Commission File Number)                (I.R.S. Employer Identification Number)



1610 Cornerway Blvd.
San Antonio, Texas                                                      78219
------------------------------------------------------------------------------
(Address of principal executive offices)                            (Zip Code)


               Registrant's telephone number, including area code:
                                 (210) 662-6262
                                 --------------


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ITEM 3. BANKRUPTCY OR RECEIVERSHIP

         Solo Serve Corporation filed a voluntary petition on January 20, 1999 under Chapter 11 of the Bankruptcy Act, Case No. 99-50272-C, in the United States Bankruptcy Court, Western District of Texas, San Antonio Division, Judge Ronald B. King presiding. Solo Serve Corporation, as Debtor in Possession, will continue to operate and manage its affairs.

         Among the initial pleadings filed with the Court were a motion seeking approval of an interim debtor-in-possession financing facility with the Company's existing lender (the "DIP Facility"). The DIP Facility provides for a limit of $7 million on the aggregate amount of Pre-Petition Indebtedness and Post-Petition Indebtedness outstanding through March 15, 1999, from and after which the aggregate indebtedness may not exceed $5.5 Million. The interest rate for all borrowings under the DIP Facility is equal to the Prime Rate plus one and one-quarter percent (1.25%) per annum. The advance rate under the DIP Facility is in an amount equal to 55% of eligible inventory, less at all time any reserves as the lender may, at any time and from time to time, establish in the exercise of reasonable credit judgment as a result of changing circumstances. In addition to the Company's inventory, the DIP Facility is secured by standby letters of credit posted by General Atlantic Corporation, the holder of the Company's outstanding preferred stock, in the aggregate amount of $1,350,000. On January 21, 1999, the Bankruptcy Court entered an order approving the terms of the DIP Facility.

         The Company also filed a motion seeking approval of an Agency Agreement between the Company and a joint venture comprised of Hilco Trading Co., Inc., Garcel, Inc. and Nassi Group, LLC ("Hilco/Garcel/Nassi"), providing for the immediate liquidation of inventory in ten of the Company's thirty stores and granting the Company an option exercisable on or before January 29, 1999 to require Hilco/Garcel/Nassi to liquidate the inventory in the Company's remaining twenty stores. On January 21, 1999, the Bankruptcy Court approved the proposed inventory liquidation in the initial ten stores. The discussion of the Agency Agreement contained in this Report is qualified in its entirety by reference to the complete text of the Agreement, which is filed as Exhibit 10.1 to this Report.

         The initial inventory liquidation is occurring in all of the Company's Louisiana stores, and includes inventory transferred from four Texas stores, two in San Antonio and one each in Kingsville and San Angelo. Proceeds from the inventory liquidation in these stores are expected to be applied to reduce the amount owed to the Company's senior lender.

         After the initial inventory liquidation commenced, the Company and its financial advisors continued discussions with parties potentially interested in acquiring the Company's remaining stores, including the inventory in those stores, but no definitive proposals in that regard were received. The expiration date of the Company's option under the Hilco/Garcel/Nassi Agency Agreement was extended to February 2, 1999, and at a hearing held on that date, the Bankruptcy Court approved the Company's exercise of its option to liquidate the inventory in the Company's remaining twenty stores. The liquidation of the inventory in the remaining twenty stores began on February 3, 1999. As a result of the inventory liquidation, the Company expects to pay off all amounts owed under the




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Company's DIP Facility and to provide funds necessary for continuing operation of the Company on a reduced scale while the Company seeks to maximize the value of its assets for the benefit of its creditors.

         Of the remaining twenty seven store leases, eleven are located in San Antonio, five in New Orleans, four in Texas/Mexico border communities, two each in Corpus Christi and Austin, and one each in Brownwood and Athens, Texas and Shreveport, Louisiana. The Company also has a lease on its corporate headquarters/distribution center. Certain parties have expressed interest in reopening some or all of the Company's existing stores after liquidation of the remaining inventory and may utilize the Company's headquarters/distribution center as well. No definitive proposals have been received. However, the Company intends to promptly solicit definitive proposals from interested parties and submit a proposal to the Court as soon as reasonably possible, hopefully by the end of February.

         There can be no assurances made that the Company will obtain proposals from parties interested in acquiring some or all of the Company's stores, and no assurances can be given regarding the likely proceeds to the Company from any such transactions. None of the alternatives currently available to the Company affords any value to the interests of holders of the Company's common stock or preferred stock.

Forward-looking Statements

         Forward-looking statements in this Report are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. There are certain important factors that could cause results to differ materially from those anticipated by some of the statements made above. Investors are cautioned that all forward-looking statements involve risks and uncertainty. Among the principal uncertainties facing the Company at this time are uncertainty regarding the amounts likely to be realized from sale of the Company's remaining assets and the costs associated with the bankruptcy process. The Company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.

         Copies of the bankruptcy petition and other pleadings may be obtained by contacting the Office of the Clerk of the United States Bankruptcy Court for the Western District of Texas, San Antonio Division, 615 E. Houston Street, San Antonio, Texas 78205, (210) 472-6720.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         The Company and its financial advisors are continuing to evaluate alternatives and entertain proposals regarding the Company's remaining assets, which consist principally of the remaining twenty seven store leases, the lease on the Company's headquarters/distribution center and the Company's furniture, fixtures and equipment. While no definitive proposals have been received, discussions are continuing with parties interested in acquiring some or all of the leases and continuing to operate the stores under new ownership.




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 (c) Exhibits. The following exhibits are filed as part of this report:

      Number      Document

       10.1 Agency Agreement dated January 21, 1999 by and between the Company and a joint venture comprised of Hilco Trading Co., Inc., Garcel, Inc., d/b/a Great American Asset Management, and the Nassi Group, L.L.C.


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                                   SIGNATURES

         Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                             SOLO SERVE CORPORATION



                             By: /s/ Ross E. Bacon
                                ----------------------------------------------
                                 Ross E. Bacon,
                                 Secretary and Chief Financial Officer

Dated:  January 20, 1999


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                                  EXHIBIT INDEX

  Number         Document
  ------         --------

   10.1          Agency  Agreement  dated  January  21, 1999 by and between the
                 Company and a joint venture comprised of Hilco Trading Co., Inc., Garcel, Inc., d/b/a Great American Asset Management, and the Nassi Group, L.L.C.